                                                                    Exhibit 99.1

                                                                  (SPSS(R) LOGO)

FOR IMMEDIATE RELEASE
Contact: Marc Brailov, SPSS
312-651-3459
mbrailov@spss.com

           SPSS REPORTS RECORD SECOND QUARTER AND FIRST HALF REVENUES

                   20 PERCENT LICENSE INCREASE DRIVES GROWTH;
               NON-OPERATING FACTORS PUSH EARNINGS UNDER GUIDANCE

CHICAGO, IL (USA), August 1, 2006 -- SPSS Inc. (NASDAQ: SPSS), a worldwide provider of predictive analytics software, today announced results for the quarter and six months ended June 30, 2006. Second quarter revenues were a record $63.5 million, an increase of 9 percent from $58.1 million in the second quarter of 2005. New license revenues were $29.3 million, up 20 percent from $24.4 million in the 2005 second quarter. For the six months ended June 30, 2006, revenues totaled $125.7 million, an increase of 9 percent from $115.5 million for the same period in 2005. New license revenues for the first six months of 2006 were $59.2 million, up 17 percent from $50.4 million for the six months ended June 30, 2005.

Diluted earnings per share (EPS) in the 2006 second quarter were $0.12, compared to $0.21 for the same period last year. This decrease was primarily due to a $2.2 million charge related to share-based compensation reflecting the January 1, 2006 adoption of Statement of Financial Accounting Standards (SFAS) 123R. Also contributing to the decrease were higher, largely non-recurring, marketing, services and R&D expenses. In addition, the 2006 period includes a $0.8 million higher non-operating non-cash net currency exchange translation charge. The effective income tax rate in the 2006 second quarter was 43 percent compared to a tax rate of 36 percent in the same period in 2005.

For the six months ended June 30, 2006, EPS was $0.35, compared with $0.34 in the same period last year. The 2006 period includes a charge of $3.1 million related to share-based compensation reflecting the January 1, 2006 adoption of SFAS 123R. In addition, the effective income tax rate increased to 38 percent in the first six months of 2006 from 34 percent in the same period last year. An increased number of diluted shares further lowered earnings in the 2006 period.

As of June 30, 2006, cash was $113.3 million up from $84.4 million as of December 31, 2005 and $54.2 million on June 30, 2005.

"We were delighted with the strong growth in new license revenue, particularly as it occurred for both applications and tools and across all major geographies," said SPSS president and CEO Jack Noonan. "Our field sales channel demonstrated increasing strength, our telesales channel continued its high productivity and both channels closed an increased number of larger transactions. Recent investments made in support of the field contributed to the higher expenses in the quarter. These investments are expected to continue our sales momentum in the second half of the year."

OUTLOOK AND GUIDANCE

"While pleased with the revenue growth and operational improvements, we were disappointed by the delivery of earnings below our guidance for the 2006 second quarter," said Raymond Panza, SPSS executive vice president and CFO. "For the six months ended June 30, 2006, however, revenue growth and operating margins were consistent with our anticipated performance."

Panza further stated, "2006 third quarter revenues are expected to be between $64 and $66 million with EPS in the range of $0.24 to $0.30. EPS for the 2006 third quarter includes an estimated expense of $0.05 for share-based compensation. For the 2006 fiscal year, we are raising previous revenue guidance of between $248 million and $254 million to a range of between $252 million and $258 million. We are reiterating EPS guidance of $0.98 to $1.09. EPS guidance for this annual period includes estimated expense of $0.18 to $0.20 for share-based compensation. Share-based compensation expense includes the effect of SFAS 123R as well as the company's increased use of stock units."

CONFERENCE CALL

The company will host a conference call at 5:00 p.m. CT on August 1, 2006, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 866.510.0710 in the United States and 617.597.5378 internationally. The live call pass-code is 75750256. A replay will be available via phone for one week after the call. To access it, participants should dial in the United States 888-286-8010 or 617-801-6888 internationally. Access code 73025627 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's offerings connect data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 public sector, academic, and commercial customers, including 95 percent of the Fortune 1000 companies, rely on SPSS software to increase revenues, reduce costs, improve critical business processes, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                               Three Months Ended June 30,
                                               ---------------------------   % of Total Revenue
                                                                     Yr/Yr   ------------------
                                                  2006      2005    % Chg.       2006   2005
                                                -------   -------   ------       ----   ----
Net revenues:
   License fees                                 $29,312   $24,413     20%          46%    42%
   Maintenance                                   27,428    26,448      4%          43%    46%
   Services                                       6,739     7,220     -7%          11%    12%
                                                -------   -------                 ---    ---
Net revenues                                     63,479    58,081      9%         100%   100%
                                                -------   -------                 ---    ---
Operating expenses:
   Cost of license and maintenance revenues       4,046     4,066      0%           6%     7%
   Sales, marketing and services                 31,561    29,247      8%          50%    50%
   Research and development                      13,089    10,994     19%          21%    19%
   General and administrative                     8,761     6,486     35%          14%    11%
                                                -------   -------                 ---    ---
Operating expenses                               57,457    50,793     13%          91%    87%
                                                -------   -------                 ---    ---
Operating income                                  6,022     7,288    -17%           9%    13%
                                                -------   -------                 ---    ---
Other income (expense):
   Net interest income (expense)                    659       (26)    NM            1%    --
   Other                                         (2,211)   (1,457)    52%          -3%    -3%
                                                -------   -------                 ---    ---
Other income (expense)                           (1,552)   (1,483)     5%          -2%    -3%
                                                -------   -------                 ---    ---
Income before income taxes                        4,470     5,805    -23%           7%    10%
Income tax expense                                1,922     2,075     -7%           3%     4%
                                                -------   -------                 ---    ---
Net income                                      $ 2,548   $ 3,730    -32%           4%     6%
                                                =======   =======                 ===    ===
Basic net income per common share               $  0.13      0.21    -38%
Diluted net income per common share             $  0.12      0.21    -43%
Share data:
Shares used in basic per share computation       19,473    17,823      9%
Shares used in diluted per share computation     20,922    18,095     16%

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                 Six Months Ended June 30,
                                               ----------------------------   % of Total Revenue
                                                                     Yr/Yr    ------------------
                                                 2006       2005     % Chg.       2006   2005
                                               --------   --------   ------       ----   ----
Net revenues:
   License                                     $ 59,185   $ 50,410     17%          47%    44%
   Maintenance                                   53,491     51,760      3%          43%    45%
   Service                                       13,029     13,367     -3%          10%    11%
                                               --------   --------                 ---    ---
Net revenues                                    125,705    115,537      9%         100%   100%
Operating expenses:
   Cost of license and maintenance revenues       8,196      7,767      6%           7%     6%
   Cost of license and maintenance revenues
      -- software write-off                       1,283         --     NM            1%    --
   Sales, marketing and services                 61,957     59,525      4%          49%    52%
   Research and development                      25,918     22,398     16%          21%    19%
   General and administrative                    15,377     14,577      5%          12%    13%
                                               --------   --------                 ---    ---
Operating expenses                              112,731    104,267      8%          90%    90%
                                               --------   --------                 ---    ---
Operating income                                 12,974     11,270     15%          10%    10%
Other income (expense):
   Net interest income (expense)                  1,005        (47)    NM            1%    --
   Other                                         (2,061)    (1,910)     8%          -2%    -2%
                                               --------   --------                 ---    ---
Other income (expense)                           (1,056)    (1,957)   -46%          -1%    -2%
                                               --------   --------                 ---    ---
Income before income taxes                       11,918      9,313     28%           9%     8%
Income tax expense                                4,529      3,163     43%           3%     3%
                                               --------   --------                 ---    ---
Net income                                     $  7,389   $  6,150     20%           6%     5%
                                               ========   ========                 ===    ===
Basic net income per common share              $   0.38   $   0.34     12%
Diluted net income per common share            $   0.35   $   0.34      3%
Share data:
Shares used in basic per share computation       19,469     18,073      8%
Shares used in diluted per share computation     20,999     18,332     15%

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                     JUNE 30,   DECEMBER 31,
                                                       2006         2005
                                                     --------   ------------
ASSETS
Current assets
   Cash and cash equivalents                         $113,346     $ 84,408
   Accounts receivable, net                            48,261       42,488
   Inventories, net                                       654          879
   Deferred income taxes                                6,782        5,624
   Prepaid income taxes                                 5,213        5,067
   Other current assets                                 4,796        5,233
                                                     --------     --------
      Total current assets                            179,052      143,699
Net property, equipment and leasehold improvements     19,061       20,441
Capitalized software development costs, net            27,740       28,522
Goodwill                                               41,717       41,207
Intangibles, net                                        3,583        3,627
Deferred income taxes                                  34,769       32,938
Other noncurrent assets                                 1,593        1,463
                                                     --------     --------
      Total assets                                   $307,515     $271,897
                                                     ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Notes payable                                     $     --     $  2,500
   Accounts payable                                     7,499        9,678
   Income and value added taxes payable                 9,125        9,024
   Deferred revenues                                   67,447       63,980
   Other accrued liabilities                           21,786       21,102
                                                     --------     --------
      Total current liabilities                       105,857      106,284
Noncurrent deferred income taxes                          518          449
Noncurrent notes payable                                   --          872
Other noncurrent liabilities                              759          546
Stockholders' equity
   Common Stock                                           197          187
   Additional paid-in capital                         208,682      177,440
   Deferred compensation                               (7,538)      (1,069)
   Accumulated other comprehensive loss                (4,957)      (9,420)
   Retained earnings (Accumulated deficit)              3,997       (3,392)
                                                     --------     --------
      Total stockholders' equity                      200,381      163,746
                                                     --------     --------
      Total liabilities and stockholders' equity     $307,515     $271,897
                                                     ========     ========

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                      SIX MONTHS ENDED
                                                          JUNE 30,
                                                     ------------------
                                                       2006       2005
                                                     --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                        $  7,389   $ 6,150
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Depreciation and amortization                     8,431     7,390
      Deferred income taxes                            (2,920)    1,128
      Amortization of share-based compensation          3,123       119
      Write-off of software                             1,283        --
      Changes in assets and liabilities:
         Accounts receivable                           (4,138)    9,835
         Inventories                                      231       (10)
         Prepaid and other assets                         518       833
         Accounts payable                              (2,326)      755
         Accrued expenses                                 249      (586)
         Income taxes                                    (204)     (607)
         Deferred revenue                               1,266       193
      Other, net                                        1,744     1,406
                                                     --------   -------
Net cash provided by operating activities              14,646    26,606
                                                     --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                (3,020)   (3,326)
   Capitalized software development costs              (3,975)   (5,172)
                                                     --------   -------
Net cash used in investing activities                  (6,995)   (8,498)
                                                     --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Net repayments under line-of-credit agreements      (3,372)   (1,249)
   Proceeds from stock option exercises and
      employee stock purchase plan                     17,651     1,955
   Tax benefit from stock option exercises              4,318        68
                                                     --------   -------
Net cash provided by financing activities              18,597       774
                                                     --------   -------
Effect of exchange rates on cash                        2,690    (1,805)
                                                     --------   -------
Net change in cash and cash equivalents                28,938    17,077
Cash and cash equivalents at beginning of period       84,408    37,107
                                                     --------   -------
Cash and cash equivalents at end of period           $113,346   $54,184
                                                     ========   =======